CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT

      CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT (this "Agreement"), dated as of March 1, 2001, between GSV, Inc., a Delaware corporation (the "Company"), and Brooks Station Holdings, Inc., a Delaware Corporation (the "Purchaser").

            WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company desires to issue and sell to the Purchaser and the Purchaser desires to purchase from the Company, shares of the Company's 12% Series A Convertible Redeemable Preferred Stock, par value $.001 per share (the "Preferred Stock"), which are convertible into shares of the Company's common stock, par value $.001 per share (the "Common Stock") for an aggregate Purchase Price of $400,000.70.

            IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser agree as follows:

                                    ARTICLE I
                                PURCHASE AND SALE

      1.1 The Closing.

            (a) The Closing. (i) Subject to the terms and conditions set forth in this Agreement, the Company shall issue and sell to the Purchaser and the Purchaser shall purchase from the Company 363,637 shares of Preferred Stock (the "Shares") for a purchase price of $400,000.70 (the "Purchase Price"). The closing of the purchase and sale of the Shares (the "Closing") shall take place at the offices of Robinson Silverman Pearce Aronsohn & Berman LLP ("Robinson Silverman"), 1290 Avenue of the Americas, New York, New York 10104, immediately following the execution hereof or such later date as the parties shall agree. The date of the Closing is hereinafter referred to as the "Closing Date."

                  (ii) At the Closing, the parties shall deliver or shall cause to be delivered the following: (A) the Company shall deliver to the Purchaser
(1) stock certificates representing the Shares registered in the name of the Purchaser, (2) the legal opinion of Davis & Gilbert LLP, outside counsel to the Company in the form of Exhibit B and (3) a lock-up agreement between the Company and each of Jeffrey Tauber, The Jeffrey S. Tauber Grantor Retained Annuity Trust, Jane Tauber, and The Jane S. Tauber Grantor Retained Annuity Trust, and
(B) the Purchaser shall deliver the Purchase Price in United States dollars in immediately available funds by wire transfer to an account designated in writing by the Company for such purpose.

      1.2 Terms of Preferred Stock. The Preferred Stock shall have the rights, preferences and privileges set forth in the Company's Certificate of Designations, Preferences and Rights or

Series A 12% Convertible Redeemable Preferred Stock, a copy of which is attached hereto as Exhibit A, (the "Certificate of Designation") to be filed prior to the Closing by the Company with the Delaware Secretary of State pursuant to the Delaware General Corporation Law ("Delaware Law").

                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

      2.1 Representations, Warranties and Agreements of the Company. The Company hereby makes the following representations and warranties to the Purchaser:

            (a) Organization and Qualification. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company has no subsidiaries other than as set forth in Schedule 2.1(a) (collectively the "Subsidiaries"). Each of the Subsidiaries is an entity, duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Each of the Company and the Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, (x) adversely affect the legality, validity or enforceability of the Securities (as defined below) or this Agreement, (y) have or result in a material adverse effect on the results of operations, assets, prospects, or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (z) adversely impair the Company's ability to perform fully on a timely basis its obligations under this Agreement (any of (x), (y) or (z), a "Material Adverse Effect").

            (b) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations thereunder. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company. This Agreement has been duly executed by the Company and, when delivered (or filed, as the case may be) in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms. Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, by-laws or other organizational or charter documents.


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

            (c) Capitalization. The number of authorized, issued and outstanding shares of capital stock of the Company is set forth in Schedule 2.1(c). Except as disclosed in Schedule 2.1(c), the Company owns all of the capital stock of each Subsidiary. No shares of Common Stock are entitled to preemptive or similar rights, nor is any holder of the Common Stock entitled to preemptive or similar rights arising out of any agreement or understanding with the Company by virtue of this Agreement. Except as a result of the purchase and sale of the Shares and as disclosed in Schedule 2.1(c), there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind ("Person") any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings, or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock.

            (d) Issuance of the Shares. The Shares are duly authorized and, when issued and paid for in accordance with the terms hereof, will be duly and validly issued, fully paid and nonassessable, free and clear of all liens, encumbrances and rights of first refusal of any kind (collectively, "Liens"). The Company has on the date hereof and will, at all times while the Shares are outstanding, maintain an adequate reserve of duly authorized shares of Common Stock, reserved for issuance to enable it to perform its conversion, and other obligations under this Agreement and the Certificate of Designation. All such authorized shares of Common Stock shall be duly reserved for issuance. The shares of Common Stock issuable upon conversion of the Shares are referred to herein as the "Underlying Shares." The Shares and the Underlying Shares are collectively referred to herein as, the "Securities." When issued in accordance with the Certificate of Designation, the Underlying Shares will be duly authorized, validly issued, fully paid and nonassessable, free and clear of all Liens.

            (e) No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not (i) conflict with or violate any provision of the Company's or any Subsidiary's certificate of incorporation, bylaws or other charter documents (each as amended through the date hereof), or
(ii) subject to obtaining the Required Approvals (as defined below), conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a

Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), as could not, individually or in the aggregate, have or result in a Material Adverse Effect. The business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental authority, except for violations which, individually or in the aggregate, could not have or result in a Material Adverse Effect.

            (f) Filings, Consents and Approvals. Neither the Company nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of this Agreement other than (i) the filings required under Delaware Law ,(ii) applicable Blue Sky filings and (iii) in all other cases where the failure to obtain such consent, waiver, authorization or order, or to give such notice or make such filing or registration could not have or result in, individually or in the aggregate, a Material Adverse Effect (collectively, the "Required Approvals").

            (g) Litigation; Proceedings. Except as set forth in Schedule 2.1(g), there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an "Action") which (i) adversely affects or challenges the legality, validity or enforceability of this Agreement or the Securities or (ii) could, individually or in the aggregate, have or result in a Material Adverse Effect.

            (h) No Default or Violation. Except as set forth in Schedule 2.1(h), neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred which has not been waived which, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound, (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is in violation of any statute, rule or regulation of any governmental authority, in each case of clauses (i), (ii) or (iii) above, except as could not individually or in the aggregate, have or result in a Material Adverse Effect.

            (i) Private Offering. Assuming the accuracy of the representations and warranties of the Purchaser set forth in Sections 2.2(b)-(g), the offer, issuance and sale of the Securities to the Purchaser as contemplated hereby are exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"). Neither the Company nor any Person acting on its behalf has taken or is, to the knowledge of the Company, contemplating taking any action which could subject the offering, issuance or sale of the Securities to the registration requirements of the Securities Act including soliciting any offer to buy or sell the Securities by means of any form of general solicitation or advertising.

            (j) SEC Documents; Financial Statements. Except as disclosed in
Schedule 2.1(j), the Company has filed all reports required to be filed by it under the Exchange Act of 1934, as amended (the "Exchange Act"), including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law to file such material) (the foregoing materials being collectively referred to herein as the "SEC Documents" and, together with the Schedules to this Agreement, the "Disclosure Materials") on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Documents prior to the expiration of any such extension. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. All material agreements to which the Company is a party or to which the property or assets of the Company are subject have been filed as exhibits to the SEC Documents as required. The financial statements of the Company included in the SEC Documents comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved ("GAAP"), except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. Since December 31, 1999, except as specifically disclosed in the SEC Documents or in Schedule 2.1(j), (a) there has been no event, occurrence or development that has resulted or that could result in a Material Adverse Effect, (b) the Company has not incurred any liabilities (contingent or otherwise) other than (x) liabilities incurred in the ordinary course of business consistent with past practice and (y) liabilities not required to be reflected in the Company's financial statements pursuant to GAAP or otherwise required to be disclosed in filings made with the Commission, (c) the Company has not altered its method of accounting or the identity of its auditors and (d) the Company has not declared or made any payment or distribution of cash or other property to its stockholders or officers or directors (other than in compliance with existing Company stock option plans) with respect to its capital stock, or purchased, redeemed (or made any agreements to purchase or redeem) any shares of its capital stock.

            (k) Investment Company. Except as set forth in Schedule 2.1(k), the Company is not, and is not an Affiliate (as defined in Rule 405 under the Securities Act) of, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

            (l) Certain Fees. Except for certain fees payable to the Persons listed on Schedule 2.1(l), by the Company, no fees or commissions will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement. The Purchaser shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement. The Company shall indemnify and hold harmless the Purchaser, its employees, officers, directors, agents, and partners, and their respective Affiliates, from and against all claims, losses, damages, costs (including the costs of preparation and attorney's fees) and expenses suffered in respect of any such claimed or existing fees, as such fees and expenses are incurred.

            (m) Solicitation Materials. Neither the Company nor any Person acting on the Company's behalf has solicited any offer to buy or sell the Securities by means of any form of general solicitation or advertising.

            (n) Seniority. No class of equity securities of the Company is senior to the Shares in right of payment, whether upon liquidation or dissolution, or other.

            (o) Listing and Maintenance Requirements Compliance. Except as set forth in the SEC Documents or in Schedule 2.1(o), the Company has not, in the two years preceding the date hereof, received notice (written or oral) from any stock exchange, market or trading facility on which the Common Stock is or has been listed (or on which it has been quoted) to the effect that the Company is not in compliance with the listing or maintenance requirements of such exchange or market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

            (p) Patents and Trademarks. Schedule 2.1(p) sets forth a true and complete list of all of the following items which the Company and/or its Subsidiaries (1) own in whole or in part and/or (2) have a valid claim of ownership in whole or in part (such as a contract right of assignment from an employee or independent contractor) (hereinafter referred to as the "Intellectual Property Rights"): (i) all United States and foreign patents and applications therefor, (ii) all patentable inventions which have not yet become the subject to a patent application, (iii) all United States and foreign trademark, trade name, service mark, collective mark, and certification mark registrations and applications therefor at the federal, state or local level,
(iv) all material trademarks, trade names, service marks, collective marks, and certification marks which have been used by the Parent or its Subsidiaries in commerce at any time in the last five years (and for each, the date of first use in commerce and a description of the goods and services in connection with which it has been used), and (v) all United States and foreign and copyright registrations and applications therefor. Schedule 2.1(p) also sets forth a true and complete list of all items described in subsections (i) through (iv) of the previous sentence in which the Parent or any of its Subsidiaries own a license (the "Licensed Rights"). Neither the Company nor any

Subsidiary has (i) any unpatented inventions which have been the subject of a patent application, (ii) any material copyrightable works of authorship which have not been the subject of a copyright registration or application therefor, including but not limited to software code, manuals and other text works, photographs, video recordings, and audio recordings, or (iii) any mask works. Except as set forth on Schedule 2.1(p), (i) the Intellectual Property Rights owned by it and/or its Subsidiaries are free and clear of any Liens; (ii) the Licensed Rights are free and clear of any Liens; and (iii) the Intellectual Property Rights and the Licensed Rights are all those material rights necessary to the conduct of the business of each of the Company and its Subsidiaries. The validity of the Intellectual Property Rights and title thereto and validity of the Licensed Rights, (i) have not been questioned in any prior Litigation; (ii) are not being questioned in any pending Litigation; and (iii) are not the subject(s) of any threatened or proposed Litigation. The business of each of the Company and its Subsidiaries, as presently conducted, does not conflict with and has not been alleged to conflict with any patents, trademarks, trade names, service marks, copyrights or other intellectual property rights of others. The consummation of the transactions contemplated hereby will not result in the loss or impairment of any of the Intellectual Property Rights or the Company or its Subsidiaries' right to use any of the Licensed Rights. There are no third parties using any of the Intellectual Property Rights material to the business of the Company or its Subsidiaries as presently conducted. Each of the Company and its Subsidiaries owns, or possesses sufficiently broad and valid rights to, all computer software programs that are material to the conduct of the business of the Company and its Subsidiaries. There are no infringement suits, actions or proceedings pending or threatened against the Company or any Subsidiary with respect to any software owned or licensed by it or any Subsidiary.

            (q) Rights of Participation. Except as set forth in Schedule 2.1(q), the Company has not granted or agreed to grant to any Person any rights (including "piggy-back" registration rights) to have any securities of the Company registered with the Commission or any other governmental authority which have not been satisfied. No Person, has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by this Agreement.

            (r) Regulatory Permits. The Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate Federal, state or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Documents, except where the failure to possess such permits could not, individually or in the aggregate, have or result in a Material Adverse Effect ("Material Permits"), and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

            (s) Title. The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them which is material to the business of the Company and its Subsidiaries and good and marketable title in all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries. Except as set forth in
Schedule 2.1(s), any real property and facilities held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases of which the Company and its Subsidiaries are in compliance and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

            (t) Absence of Certain Proceedings. Except as described in the SEC Documents or as set forth in Schedule 2.1(t), (i) there is no Action pending or, to the knowledge of the Company, threatened against the Company, in any such case wherein an unfavorable decision, ruling or finding could have or result in a Material Adverse Effect; (ii) neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving
(A) a claim of violation of or liability under federal or state securities laws or (B) a claim of breach of fiduciary duty; (iii) the Company does not have pending before the Commission any request for confidential treatment of information; and (iv) there has not been, and to the best of the Company's knowledge there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company.

            (u) Labor Relations. No material labor problem exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company.

            (v) Taxes. The Company and each of its Subsidiaries, and any consolidated, combined, unitary or aggregate group for Tax purposes of which the Company or any of its Subsidiaries is or has been a member has timely filed all material Tax Returns required to be filed by it in the manner provided by law, has timely paid all material Taxes (including interest and penalties) due and has provided adequate reserves in its financial statements for any Taxes that have not been paid, whether or not shown as being due on any returns. All such Tax Returns were true, correct and complete in all material respects. No material deficiencies for any Taxes have been proposed, asserted or assessed against the Company or any of its Subsidiaries that are not adequately reserved for. As used herein, "Taxes" shall mean (A) any taxes of any kind, including but not limited to those on or measured by or referred to as income, gross receipts, capital, sales, use, ad valorem, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, value added, property or windfall profits taxes, customs, duties or similar fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any governmental authority, domestic or foreign and (B) any liability of the Company or any Subsidiary for the payment of any amount of the type described in clause (A) as a result of being a member of an affiliated or combined group, by contract or otherwise. As used herein, "Tax Return" shall mean any return, report or statement required to be filed with any governmental authority with respect to Taxes.

            (w) Disclosure. Except as specifically set forth in the immediately following sentence, the Company confirms that neither it nor any other Person acting on its behalf has provided the Purchaser or its agents or counsel with any information that constitutes or might constitute material non-public information. The Purchaser understands that certain of the disclosures set forth in the Schedules to this Agreement may contain information that is not public and which may have the consequence of precluding the Purchaser right to trade in the Company's Common Stock. The Company understands and confirms that the Purchaser shall be relying on the foregoing representations in effecting transactions in securities of the Company. All disclosure provided to the Purchaser regarding the Company, its business and the transactions contemplated hereby, including the Schedules to this Agreement, furnished by or on behalf of the Company are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

      2.2 Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Company as follows:

            (a) Organization; Authority. The Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate or partnership power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations thereunder. The purchase by the Purchaser of the Securities hereunder has been duly authorized by all necessary action on the part of such Purchaser. The Agreement has been duly executed by the Purchaser, and when delivered in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Purchaser, enforceable against it in accordance with its terms.

            (b) Investment Intent. The Purchaser is acquiring the Securities as principal for its own account for investment purposes only and not with a view to or for distributing or reselling such Securities or any part thereof, without prejudice, however, to such Purchaser's right, subject to the provisions of this Agreement at all times to sell or otherwise dispose of all or any part of such Securities pursuant to an effective registration statement under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws. The Purchaser is acquiring the Securities hereunder in the ordinary course of its business. The Purchaser does not have any agreement or understanding, directly or indirectly, with any person to distribute the Securities. While it is the intention of the Purchaser to hold the Securities, nothing contained herein shall be deemed a representation or warranty by the Purchaser to hold Securities for any amount of time.

            (c) Purchaser Status. At the time the Purchaser was offered the Securities, it was, and at the date hereof it is an "accredited investor" as defined in Rule 501(a) under the Securities Act. The Purchaser has not been formed solely for the purpose of acquiring the Securities.

            (d) Experience of such Purchaser. The Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment.

            (e) Ability to Bear Risk of Investment. The Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

            (f) Access to Information. The Purchaser acknowledges that it has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and the Company's financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information which the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

            (g) General Solicitation. The Purchaser is not purchasing the Securities as a result of or subsequent to any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

            (h) Reliance. The Purchaser understands and acknowledges that (i) the Securities are being offered and sold to it without registration under the Securities Act in a private placement that is exempt from the registration provisions of the Securities Act and (ii) the availability of such exemption, depends in part on, and the Company will rely upon the accuracy and truthfulness of, the foregoing representations and such Purchaser hereby consents to such reliance.

            The Company acknowledges and agrees that the Purchaser does not make or has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this
Section 2.2.

                                   ARTICLE III
                         OTHER AGREEMENTS OF THE PARTIES

      3.1 Transfer Restrictions. (a) Securities may only be disposed of pursuant to an effective registration statement under the Securities Act, to the Company or pursuant to an available exemption from or in a transaction not subject to the registration requirements of the Securities Act, and in compliance with any applicable federal and state securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or to the Company, except as otherwise set forth herein, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred securities under the Securities Act. Notwithstanding the foregoing, the Company, without requiring a legal opinion as described in the immediately preceding sentence, hereby consents to and agrees to register on the books of the Company and with any transfer agent for the securities of the Company any transfer of Securities by the Purchaser to an Affiliate of the Purchaser and any transfer among any such Affiliates provided that the transferee provides representations to the Company generally consistent with those set forth in Section 2.2 (b)-(e). Any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of the Purchaser under this Agreement.

            (b) The Purchaser agrees to the imprinting, so long as is required by this Section 3.1(b), of the following legend on any Securities:

            NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

            Underlying Shares shall not contain the legend set forth above nor any other legend if the conversion of the Shares or other issuances of Underlying Shares occurs at any time while a registration statement is effective under the Securities Act or the holder has satisfied the requirements of Rule 144 promulgated under the Securities Act ("Rule 144") in connection with the intended resale of such Underlying Shares or, in the event there is not an effective registration statement at such time and Rule 144 is not then available to the holder, if, in the opinion of counsel to the Company, such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission).

      3.2 Acknowledgment of Dilution. The Company acknowledges that the issuance of the Underlying Shares upon conversion of the Shares will result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions.

The Company further acknowledges that its obligation to issue Underlying Shares upon conversion of the Shares is unconditional and absolute, subject to the limitations set forth in the Shares regardless of the effect of any such dilution.

      3.3 Furnishing of Information As long as the Purchaser owns Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Section 13(a) or 15(d) of the Exchange Act. As long as the Purchaser owns Securities, if the Company is not required to file reports pursuant to such sections, it will prepare and furnish to the Purchasers and make publicly available in accordance with Rule 144(c) promulgated under the Securities Act such information as is required for the Purchaser to sell the Securities under Rule 144 promulgated under the Securities Act. The Company further covenants that it will take such further action as any holder of Securities may reasonably request, all to the extent required from time to time to enable such Person to sell Underlying Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act, including causing its attorneys to render and deliver any legal opinion required in order to permit the Purchaser to receive Underlying Shares free of all restrictive legends and to subsequently sell Underlying Shares under Rule 144 upon receipt of notice of an intention to sell or other form of notice having a similar effect. Upon the request of any such Person, the Company shall deliver to such Person a written certification of a duly authorized officer as to whether it has complied with such requirements.

      3.4 Integration The Company shall not, and shall use its best efforts to ensure that, no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchaser.

      3.5 Reservation of Underlying Shares The Company shall maintain a reserve of shares of Common Stock for issuance upon the conversion of the Shares in full in accordance with the Certificate of Designation in such amount as may be required to fulfill its obligations in full under this Agreement.

      3.6 Certain Securities Laws Disclosures; Publicity. The Company shall: (i) on the Closing Date issue a press release acceptable to the Purchaser disclosing the transactions contemplated hereby, (ii) file with the Commission a Report on Form 8-K disclosing the transactions contemplated hereby within 10 business days after the Closing Date, and (iii) timely file with the Commission a Form D promulgated under the Securities Act as required under Regulation D promulgated under the Securities Act and provide a copy thereof to the Purchaser promptly after the filing thereof. The Company shall, no less than two business days prior to the filing of any disclosure required by clauses (ii) and (iii) above, provide a copy thereof to the Purchaser. The Company and the Purchaser shall consult with each other in issuing any press releases or otherwise making public statements or filings and other communications with the

Commission or any regulatory agency or stock market or trading facility with respect to the transactions contemplated hereby and neither party shall issue any such press release or otherwise make any such public statement, filings or other communications without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed, except that no prior consent shall be required if such disclosure is required by law, in which such case the disclosing party shall provide the other party with prior notice of such public statement, filing or other communication.

      3.7 Use of Proceeds The Company shall use the net proceeds from the sale of the Securities hereunder for working capital purposes, including developing new business opportunities globally, and not for the satisfaction of any portion of the Company's debt to redeem any Company equity or equity-equivalent securities or to settle any outstanding litigation.

      3.8 Board of Directors. The Company shall use its best efforts to cause the size of its board of directors to be maintained at seven (7) directors and to have the composition of the board of directors to be maintained in accordance with the Certificate of Designation.

3.9 Option to Purchase Additional Shares of Preferred Stock. At any time during the six-month period following the Closing Date, the Purchaser shall have the right, upon written notice to the Company, to purchase, and the Company shall sell to the Purchaser, up to $300,000.80 of shares of Preferred Stock on the same terms and conditions as the Shares purchased pursuant to this Agreement except that no right to appoint additional directors shall be granted, no further lock-up restrictions shall be imposed and no additional legal fees, as set forth in Section 4.1, shall be payable.

      3.10 Lock-up Agreement. Concurrently of the execution of this Agreement, the Company shall enter into lock-up agreements, in the form established herein as Exhibit C attached hereto, with each of Jeffrey Tauber, The Jeffrey S. Tauber Grantor Retained Annuity Trust, Jane Tauber and The Jane S. Tauber Grantor Retained Annuity Trust.

                                   ARTICLE IV
                                  MISCELLANEOUS

      4.1 Fees and Expenses. At the Closing, the Company shall reimburse the Purchaser for their legal fees and expenses incurred in connection with the preparation and negotiation of this Agreement by paying to Robinson Silverman $20,000 for the preparation and negotiation of this Agreement. The amount contemplated by the immediately preceding sentence shall be retained by the Purchaser and shall not be delivered to the Company at the Closing. Other than the amount contemplated herein each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

The Company shall pay all stamp and other taxes and duties levied in connection with the issuance of the Securities.

      4.2 Entire Agreement; Amendments. This Agreement, together with the Exhibits and Schedules thereto contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

      4.3 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 6:30 p.m. (New York City time) on a business day (with confirmation of transmission), (ii) the business day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Agreement later than 6:30 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date (with confirmation of transmission),
(iii) the business day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

      If to the Company:      GSV, Inc.
                              116 Newark Avenue
                              Jersey City, NJ 07302
                              Facsimile No.: (201) 395-0076
                              Attn: President

      With copies to:         Davis & Gilbert
                              1740 Broadway
                              New York, NY 10019
                              Facsimile No.: (212) 468-4888
                              Attn: Walter Epstein, Esq.

      If to a Purchaser:      Brooks Station Holdings, Inc.
                              c/o Cavallo Capital Corp.
                              660 Madison Avenue. .
                              New York, NY 10021
                              Facsimile No.(212) 651-9010
                              Attn: President

      With copies to:         Robinson Silverman Pearce Aronsohn & Berman LLP
                              1290 Avenue of the Americas
                              New York, NY 10104
                              Facsimile No.: (212) 541-4630
                              Attn: Kenneth L. Henderson, Esq.

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

      4.4 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchaser or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

      4.5 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

      4.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchaser. Except as set forth in
Section 3.1(a), the Purchaser may not assign this Agreement or any of the rights or obligations hereunder without the consent of the Company.

      4.7 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

      4.8 Governing Law. The corporate laws of Delaware shall govern all issues concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of this Agreement),and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

      4.9 Survival. The representations, warranties, agreements and covenants contained herein shall survive the Closing and the delivery and conversion of the Shares.

      4.10 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

      4.11 Severability. In case any one or more of the provisions of this Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affecting or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

      4.12 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Purchaser will be entitled to specific performance of the obligations of the Company under this Agreement. The Company and the Purchaser agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of its obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

                   [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
                            SIGNATURE PAGES FOLLOWS]

            IN WITNESS WHEREOF, the parties hereto have caused this Convertible Preferred Stock Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

                                    GSV, INC.

                                    By: /s/ Jeffrey Tauber
                                        ----------------------------------------
                                        Name: Jeffrey Tauber
                                        Title: Chief Executive Officer


                                    BROOK STATION HOLDINGS, INC.

                                    By: /s/ Gilad Gat
                                        ----------------------------------------
                                        Name: Gilad Gat
                                        Title: President